SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2015

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah		84123
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

                       Does Not Apply
(Former name or former address, if changed since last report)

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”) was held on July 1, 2015, in Salt Lake City, Utah.  As of the record date, there were issued and outstanding 11,684,212 shares of Class A common stock and 1,507,561 shares of Class C common stock, such Class C shares representing a weighted voting total of 15,075,610 Class C common shares, for a combined voting total of 26,759,822 Class A and Class C common shares.  At the Annual Meeting there was present or represented by proxy a total of 8,973,441 Class A common shares (or approximately 77% of the outstanding Class A shares) and 1,471,483 Class C common shares, such Class C shares representing a weighted voting total of 14,714,830 Class C common shares (or approximately 98% of the outstanding Class C shares), for a  combined voting total of 23,688,271 Class A and Class C common shares (approximately 89% of the outstanding Class A and Class C shares).  Accordingly, under Article IX of the Company’s Articles of Incorporation and the Utah Revised Business Corporation Act, the combined voting total of Class A and Class C common shares was a majority of the outstanding voting total of shares of Class A and Class C common stock and constituted a quorum for the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) approved the election of Scott M. Quist, J. Lynn Beckstead, Jr., Gilbert A. Fuller, John L. Cook, Robert G. Hunter, M.D., H. Craig Moody, Jason G. Overbaugh, S. Andrew Quist and Norman G. Wilbur as directors of the Company; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; (iii) approved the amendment to the Company’s 2013 Stock Option Plan to authorize an additional 450,000 shares of Class A common stock to be available for issuance under the plan, of which up to 200,000 shares of Class A common stock may be issued as up to 200,000 shares of Class C common stock; and (iv) ratified the appointment of Eide Bailey LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015.

The results of the voting at the Annual Meeting on the matters submitted to the stockholders are set forth below.  It should be noted that at the Company’s Annual Stockholders Meeting held on July 2, 2014, the stockholders approved a resolution providing for a 1-for-10 reverse stock split of the Company’s Class C common stock and for weighted voting of the Class C common stock.  As a result, each share of Class C common stock has weighted voting of ten votes per share and may be converted into one share of Class A common stock. The voting results at the Annual Meeting set forth below reflect the weighted voting for the Class C common shares.

1. To elect three directors to be voted upon by Class A common stockholders voting separately as a class to serve until the 2016 Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld

Scott M. Quist	Class A	6,830,334	165,621
J. Lynn Beckstead, Jr.	Class A	6,791,233	204,722
Gilbert A. Fuller	Class A	6,830,977	164,978

2. To elect the remaining six directors to be voted upon by Class A and Class C common stockholders together to serve until the 2016 Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld

John L. Cook	Class A	6,833,637	162,318
	Class C	14,714,790	40
	Total	21,548,427	162,358

Robert G. Hunter, M.D.	Class A	6,833,762	162,193
	Class C	14,714,790	40
	Total	21,548,552	162,233

H. Craig Moody	Class A	6,832,706	163,249
	Class C	14,714,790	40
	Total	21,547,496	163,289

Jason G. Overbaugh	Class A	6,813,195	182,760
	Class C	14,714,790	40
	Total	21,527,985	182,800

S. Andrew Quist	Class A	6,812,677	183,278
	Class C	14,712,910	1,920
	Total	21,525,587	185,198

Norman G. Wilbur	Class A	5,677,833	l,318,122
	Class C	14,714,790	40
	Total	20,392,623	1,318,162

2

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Class	Votes For	Votes Against	Votes Abstaining

Class A	6,745,676	245,920	13,359
Class C	14,709,170	5,620	40
Total	21,454,846	251,540	13,399

4. To approve the amendment to the Company’s 2013 Stock Option Plan to authorize an additional 450,000 shares of Class A common stock to be available for issuance under the plan, of which up to 200,000 shares of Class A common shares may be issued as up to 200,000 shares of Class C common stock.

Class	Votes For	Votes Against	Votes Abstaining

Class A	6,801,196	193,164	10,595
Class C	14,709,170	5,620	40
Total	21,510,366	198,784	10,635

5. To ratify the appointment of Eide Bailey LLC as the Company’s independent registered public accountants for the fiscal year ended December 31, 2015.

Class	Votes For	Votes Against	Votes Abstaining

Class A	8,843,437	121,980	8,024
Class C	14,709,170	5,620	40
Total	23,552,607	127,600	8,064

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: July 13, 2015	By: /s/ Scott M. Quist
Scott M. Quist, President

3